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                                                                     EXHIBIT 5.1

                                 BRYAN CAVE LLP
                           3500 One Kansas City Place
                                1200 Main Street
                        Kansas City, Missouri 64105-2100
                                 (816) 374-3200
                            Facsimile: (816) 374-3300

                               December 20, 2000


SearchHound.com, Inc.
1700 Wyandotte
Kansas City, MO 64108

Ladies and Gentlemen:

               We have acted as counsel to SearchHound.com, Inc., a Nevada corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended on Form S-8 (the "Registration Statement") of 1,500,000 shares of the Corporation's common stock par value $0.001 per share, (the "Common Stock") reserved for issuance pursuant to various service provider agreements and the SearchHound.com, Inc. Board of Directors Compensation Package (collectively, the "Agreements"). Such shares of Common Stock issuable pursuant to such service agreements and the SearchHound.com, Inc. Board of Directors Compensation Package are herein referred to as "the Shares." As such counsel, we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction of such corporate records, agreements, documents, instruments and certificates of officers and representatives of the Corporation and have made such investigations of law, as we deem necessary or appropriate in order to enable us to render the opinion expressed below.

               Based upon the foregoing, and reliance thereon, we are of the opinion that the Shares have been duly and validly authorized for issuance and will be, when issued and delivered pursuant to the Agreements, fully paid and nonassessable.

               The opinion stated herein, is as of the date hereof, and we assume no obligation to update or supplement this legal opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This legal opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

               We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Bryan Cave LLP